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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Experts" and "Selected NEHC Historical Financial Data" and to the use of our reports dated March 24, 1998, with respect to Nebco Evans Holding Company, in the Post-effective Amendment No. 1 on Form S-1 to the Registration Statement (Form S-4 No. 333-33223) and related Prospectus of Nebco Evans Holding Company for the registration of $100,387,000 of 12 3/8% Senior Discount Notes.

                                          ERNST & YOUNG LLP

Dallas, Texas
April 7, 1998